CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

# Project Integrate

**Board of Directors Discussion Materials**

**Goldman Sachs & Co. LLC**

August 9, 2018

# Disclaimer

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# I. Transaction Overview

Goldman Sachs

# Transaction Overview

***The objective of Project Integrate is to combine Granite BDC ("Granite"), Hawk BDC ("Hawk"), and Falcon Management Inc. ("Falcon") creating a leading publicly-traded internally managed BDC***

- Integrate is a three-way combination of Granite, Hawk and Falcon through two contemporaneous transactions that will be cross-conditioned upon each other
  - Merger of Hawk into Granite
  - Acquisition of Falcon by Granite[1]
- Integrate presents compelling strategic and financial benefits to shareholders of Granite, Hawk and Falcon
  - Creates the 2$^{nd}$ largest internally managed and 7$^{th}$ largest publicly traded BDC[2]
  - Simplifies organizational structure allowing for the elimination of significant costs
  - Significantly increases equity market liquidity for shareholders of all three entities
- Falcon management will roll approximately 100% of after-tax proceeds from the transaction into equity ownership in pro forma Granite
- Granite will be internally managed after the transactions close
  - The investment advisory agreement between Granite and Granite Advisors LLC will terminate
  - The investment advisory agreement between Hawk and Hawk Advisors LLC will remain in place
- Granite will be listed as a publicly traded equity security as of the closing of the transactions

*Source: Falcon management*
*[1] Falcon LLC unit holders will exchange their units for Class A common stock of Falcon shortly prior to the Falcon acquisition.*
*[2] Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management.*

Goldman Sachs

# Transaction Structure


Current Structure
Falcon
Unitholders
Falcon LLC
Bonds
Hawk Advisors
Granite Advisors
Other Advisory Entities
Advisory Contract
Advisory Contract
Advisory Contracts
Hawk
Granite
Private Fund and SMAs, Etc.
Pro Forma Structure
Granite (Ticker: TBD)
Granite Portfolio
Hawk Portfolio
Falcon¹
Advisory Contract
Falcon LLC
Falcon LLC Bonds
Hawk Advisors
Other Advisory Entities
Advisory Contracts
Private Fund and SMAs, Etc.

*Source: Falcon management*

*[1] Assumes SEC staff confirms Granite can rely on existing no-action relief permitting a BDC to own a registered investment advisor.*

# Implied Deal Multiples and Premia

## Based on Proposal as of July 30, 2018

## ($ in millions, except per share data)

| | | Future P / NAV Multiples for Granite | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | 06/30/18E PF NAVPS | 0.70 x | 0.72 x | 0.80 x | 0.90 x | 1.00 x | 1.10 x | 1.12 x | 1.20 x |
| **Implied PF Granite Share Price** | **$ 7.33** | **$ 5.13** | **$ 5.31** | **$ 5.86** | **$ 6.59** | **$ 7.33** | **$ 8.06** | **$ 8.21** | **$ 8.79** |
| 2019E NII Yield | | 11.4 % | 11.0 % | 10.0 % | 8.9 % | 8.0 % | 7.2 % | 7.1 % | 6.6 % |
| **Value to Falcon Shareholders** | | | | | | | | | |
| PF Granite Share Price (@ 0.3836 x Exchange Ratio) | | $ 1.97 | $ 2.04 | $ 2.25 | $ 2.53 | $ 2.81 | $ 3.09 | $ 3.15 | $ 3.37 |
| (+) Cash per Share | | 3.44 | 3.44 | 3.44 | 3.44 | 3.44 | 3.44 | 3.44 | 3.44 |
| **Price per Falcon (Share)** | | **$ 5.41** | **$ 5.48** | **$ 5.69** | **$ 5.97** | **$ 6.25** | **$ 6.53** | **$ 6.59** | **$ 6.81** |
| (+) Pre-Closing Special Dividend to LLC Unitholders | | 0.35 | 0.35 | 0.35 | 0.35 | 0.35 | 0.35 | 0.35 | 0.35 |
| **Total to LLC Unitholders** | | **$ 5.76** | **$ 5.83** | **$ 6.04** | **$ 6.32** | **$ 6.60** | **$ 6.88** | **$ 6.94** | **$ 7.16** |
| (+) Pre-Closing Special Dividends to Class A | | 0.65 | 0.65 | 0.65 | 0.65 | 0.65 | 0.65 | 0.65 | 0.65 |
| **Total to Class A Shareholders[1]** | | **$ 6.06** | **$ 6.13** | **$ 6.34** | **$ 6.62** | **$ 6.90** | **$ 7.18** | **$ 7.24** | **$ 7.46** |
| **Premium / Discount (vs. Class A Shareholders)** | | | | | | | | | |
| Current Share Price | $ 3.60 | 68.3 % | 70.2 % | 76.1 % | 83.9 % | 91.7 % | 99.5 % | 101.1 % | 107.3 % |
| 52 Week Low | $ 3.10 | 95.4 | 97.6 | 104.5 | 113.5 | 122.6 | 131.7 | 133.5 | 140.7 |
| 52 Week High | $ 7.15 | (15.3) | (14.3) | (11.4) | (7.4) | (3.5) | 0.4 | 1.2 | 4.4 |
| 12-Month Average | $ 5.63 | 7.6 | 8.9 | 12.6 | 17.6 | 22.6 | 27.6 | 28.6 | 32.6 |
| **Implied Enterprise Value** | | | | | | | | | |
| **Equity Market Capitalization[2]** | | **$ 186.7** | **$ 188.9** | **$ 195.7** | **$ 204.7** | **$ 213.8** | **$ 222.8** | **$ 224.6** | **$ 231.8** |
| (+) Net Debt | | 97.7 | 97.7 | 97.7 | 97.7 | 97.7 | 97.7 | 97.7 | 97.7 |
| **Implied Enterprise Value** | | **$ 284.4** | **$ 286.6** | **$ 293.4** | **$ 302.5** | **$ 311.5** | **$ 320.5** | **$ 322.4** | **$ 329.5** |
| **Summary Valuation Metrics** | | | | | | | | | |
| LTM 30-Jun-2018 EV / FEAUM | $ 2,967 | 9.6 % | 9.7 % | 9.9 % | 10.2 % | 10.5 % | 10.8 % | 10.9 % | 11.1 % |
| LTM 30-Jun-2018 EV / EBITDA | 23.5 | 12.1 | 12.2 | 12.5 | 12.8 | 13.2 | 13.6 | 13.7 | 14.0 |
| 2018E EV / EBITDA | 26.5 | 10.7 x | 10.8 x | 11.1 x | 11.4 x | 11.8 x | 12.1 x | 12.2 x | 12.4 x |
| 2019E EV / EBITDA | 38.2 | 7.4 | 7.5 | 7.7 | 7.9 | 8.2 | 8.4 | 8.4 | 8.6 |
| 2018E P/E[3] | $ 0.34 | 17.7 x | 17.9 x | 18.6 x | 19.4 x | 20.2 x | 21.0 x | 21.2 x | 21.9 x |
| 2019E P/E[3] | $ 0.55 | 11.0 | 11.1 | 11.5 | 12.0 | 12.5 | 13.0 | 13.1 | 13.5 |

*Source: Proposal as of July 30, 2018. Falcon management; Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management, Bloomberg, Capital IQ, IBES Estimates*
*Note: Market data as of 06-Aug-2018.*
*[1] Assumes full dividends are paid to Class A shareholders.*
*[2] Calculated as consideration received by the previous LLC unitholders, unvested RSUs and restricted LLC units plus consideration received by the Class A public shareholders. Falcon estimates per Falcon management.*
*[3] Calculated as "Total to Class A shares" divided by the 2018E and 2019E EPS estimates.*

# Transaction Sources and Uses

## Based on Proposal as of July 30, 2018

## ($ in millions, except per share data)

### Transaction Highlights

- Public: $4.09 cash consideration[4], including $0.65 special cash dividend and 0.3836 shares of Granite per Falcon share
- LLC Unitholders: $3.79 cash consideration, including $0.35 special cash dividend and 0.3836 shares of Granite per Falcon share
- Unvested Falcon RSUs: 0.8532 Granite RSUs; assumes holders receive $0.35 special cash dividend
- Hawk acquired by Granite for 0.8050 Granite shares per Hawk share

### Sources & Uses[1]

| Sources | | Uses | |
|---|---|---|---|
| MDLY Balance Sheet Cash | $ 24.4 | Cash Consideration to Class A Shareholders | $ 19.1 |
| SIC Cash[2] | 69.7 | Special Dividend to Class A Shareholders[4] | 3.6 |
| SIC Debt | 38.4 | Total Cash Consideration to Class A Shareholders | $ 22.8 |
| | | Cash Consideration to LLC Unitholders | $ 85.4 |
| | | Special Dividend to LLC Unitholders | 8.7 |
| | | Total Cash Consideration to LLC Unitholders | $ 94.1 |
| | | Special Dividend to RSUs | $ 0.6 |
| | | Transaction Fees | 15.0 |
| **Total Sources** | **$ 132.5** | **Total Uses** | **$ 132.5** |

**Memo Items:**

*- 30.4023 mm MDLY shares exchanged for 11.6631 mm SIC Shares (0.3836 x exchange ratio)*

*- 1.7552 mm Unvested MDLY RSUs to vest over time into 1.4975 mm SIC shares (0.8532 x exchange ratio)*

*- 54.4742 mm MCC shares exchanged for 43.1782 mm SIC Shares (0.8050 x exchange ratio)* [3]

*Source: Proposal as of July 30, 2018. Falcon management; Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management.*
*Note: Falcon shares, Unvested RSUs, and Unvested LLC Units outstanding per Falcon management as of 11-Jul-2018.*
*[1] Assumes Falcon acquired with a cash and stock mix for the Class A shareholders and LLC unitholders per Falcon management. Assumes restricted LLC units vest immediately prior to close. Assumes holders of Falcon Unvested RSUs will vest over time into Granite stock per Falcon management. Assumes transaction fees of $15.0mm per Falcon management. Assumes $123.4mm of debt (gross of OID) to roll over as part of transaction per Falcon management.*
*[2] Granite cash balance per Falcon management adjusted to include $46.5mm of cash collateral from unwound Total Return Swap ("TRS") per Falcon management.*
*[3] Assumes Hawk acquired with a 100% stock consideration per Falcon management. Assumes stock consideration reflects full exchange of all Hawk shares per Falcon management.*
*[4] Assumes full dividends are paid to Class A shareholders.*

# II. Financial Projections: Falcon

# Key Financial Projection Assumptions

| Assumption | Description |
|---|---|
| Fee-Earning AUM (FEAUM) | ■ Existing business lines (12% CAGR)<br>— Institutional / SMAs: Deployment of capital across SMAs growing from $1,087mm to $1,703mm between 2018 and 2021<br>— Hawk: FEAUM decreases from $900mm to $770mm between 2017 and 2018 and is held static thereafter<br>— Granite: $50mm capital raises in 2020 and 2021 drives increase in FEAUM<br>— Granite Opportunity Fund/Granite Total Return Fund (Retail Interval Fund): 100% increase in FEAUM in 2018 and 2019 followed by a 25% increase in 2021<br>— Falcon Credit Opportunities Fund (Closed-ended Fund): FEAUM increases from ~$100mm to ~$300mm from 2018 to 2021<br>— Falcon Tactical Opportunity Fund: $72mm annual increase in FEAUM in 2018 followed by $150mm in 2019, $100mm in 2020 and $150mm again in 2021<br>■ New business lines increase FEAUM CAGR to 15%<br>— 2018: Falcon Senior Loan Fund III launch at $25mm<br>— 2020: Granite Real Estate Interval Fund comes online at $50mm<br>— 2021: Granite Commercial Real Estate Fund launches at $50mm |
| Revenues | ■ Reflects current base management fees<br>■ No incentive fees earned at Hawk and quarterly incentive fees ranging from $1.8-2.8mm at Granite<br>■ Performance fees earned at Institutional SMAs and Long-Dated Funds |
| Expenses | ■ Assumes EBITDA margin decreases from 44% in 2017 to 42% in 2018 and then increases to 49% in 2019, and is held constant at 51% thereafter |
| Net Working Capital | ■ Change in net working capital assumed to be 17% of total revenues in 2017 and then remains constant at 25%-30% of annual operating expense (per Falcon management) |
| Capital Expenditures and Depreciation / Amortization | ■ Capital expenditures expected to be $150k per annum (based on 3-year average of computer equipment expenditures per Falcon management)<br>■ D&A projected to be consistent at ~$900k per annum |
| Tax Rate | ■ Assumes a 33.2% C-Corp tax rate and a 3.2% LLC tax rate |

*Source: Falcon estimates per Falcon management; historical financials per Falcon management; tax rate assumption per Falcon management*

# Key Summary Financials

## Fee Earning Assets Under Management ($bn)


$1.8
$3.0
$3.3
$3.2
$3.2
$3.0
$3.2
$3.8
$4.6
$5.5
$0.9
$0.7
$0.2
$1.3
$0.7
$1.0
$1.2
$1.1
$1.1
$1.0
$1.2
$1.0
$0.9
$1.2
$1.0
$0.8
$1.1
$1.0
$0.8
$1.1
$1.1
$0.0
$0.1
$0.1
$0.8
$1.2
$1.2
$0.1
$0.1
$0.2
$0.8
$1.2
$1.5
$0.3
$0.2
$0.3
$0.4
$0.8
$1.3
$1.7
$0.7
$0.5
$0.3
$0.3
2013A
2014A
2015A
2016A
2017A
LTM 2018A
2018E
2019E
2020E
2021E
Inst'l SMA / LD Funds
Granite BDC
Falcon BDC
Falcon COF
Granite TRF
Falcon Tac Ops
FEAUM from New Funds

## Fee Revenue ($mm)


$59.6
$8.2
$13.6
$37.7
$82.5
$7.9
$19.5
$55.1
$67.4
$21.5
$61.6
$(15.7)
$76.0
$2.4
$14.2
$59.4
$65.8
$4.9
$62.7
$(1.7)
$66.5
$0.6
$4.3
$61.6
$63.3
$0.6
$2.3
$60.4
$77.3
$1.1
$8.4
$67.8
$91.0
$2.2
$11.1
$77.7
$105.9
$3.6
$13.3
$89.0
2013A
2014A
2015A
2016A
2017A
LTM 2018A
2018E
2019E
2020E
2021E
FEAUM% 3.4 % 2.7 % 2.0 % 2.4 % 2.1 % 2.2 % 2.0 % 2.1 % 2.1 % 2.2 %
Base Mgmt. Fees
Mgmt. Incentive Fees
Perf. Fees - Income Based

## EBITDA & Margin ($mm)


$25.7
$48.0
$41.7
$38.5
$29.4
$23.5
$26.5
$38.2
$46.8
$54.5
2013A
2014A
2015A
2016A
2017A
LTM 2018A
2018E
2019E
2020E
2021E
Margin % 43.1% 58.1% 61.9% 50.6% 44.7% 35.4% 41.9% 49.4% 51.4% 51.5%

## Pre-Tax Net Income[1] & Margin


$23.9
$42.0
$32.8
$28.9
$17.8
$11.8
$14.8
$26.5
$35.1
$42.8
2013A
2014A
2015A
2016A
2017A
LTM 2018A
2018E
2019E
2020E
2021E
Margin % 40.0% 50.9% 48.6% 38.1% 27.0% 17.8% 23.4% 34.3% 38.5% 40.5%

*Source: Falcon historical financials per Falcon management, Falcon estimates per Falcon management*

*[1] Core net income adjusted for reimbursable fund start-up expenses, other non-core items and corresponding tax adjustments per Falcon management.*

# Summary Historical and Projected Financials

## ($ in millions)

| | 2013 | 2014 | 2015 | 2016 | 2017 | LTM 2Q 2018E | 2018E | 2019E | 2020E | 2021E | 2017-21 CAGR |
|---|---|---|---|---|---|---|---|---|---|---|---|
| FEAUM from Existing Business Lines | | | | | | | | | | | |
| Institutional SMA and Long-Dated Funds | $ 693 | $ 994 | $ 1,064 | $ 956 | $ 1,017 | $ 1,003 | $ 1,087 | $ 1,224 | $ 1,485 | $ 1,703 | |
| Hawk | 885 | 1,299 | 1,167 | 1,033 | 900 | 790 | 770 | 770 | 770 | 770 | |
| Granite | 186 | 748 | 1,071 | 1,174 | 1,188 | 1,106 | 1,132 | 1,157 | 1,237 | 1,317 | |
| Falcon Credit Opportunity Fund | - | - | - | 22 | 31 | 45 | 90 | 179 | 254 | 304 | |
| SOF/STRF | - | - | - | - | 2 | 2 | 27 | 77 | 177 | 302 | |
| Falcon Tactical Opportunity | - | - | - | 5 | 19 | 21 | 91 | 241 | 341 | 491 | |
| Total From Existing Business Lines | $ 1,765 | $ 3,041 | $ 3,302 | $ 3,190 | $ 3,158 | $ 2,967 | $ 3,197 | $ 3,648 | $ 4,264 | $ 4,887 | 12% |
| FEAUM from New Funds | | | | | | | | | | | |
| Falcon Senior Loan Fund III | - | - | - | - | - | - | 25 | 125 | 300 | 500 | |
| Sierra Real Estate Interval Fund | - | - | - | - | - | - | - | - | 50 | 100 | |
| Sierra Commercial Real Estate Fund | - | - | - | - | - | - | - | - | - | 50 | |
| Fee earning assets under management | $ 1,765 | $ 3,041 | $ 3,302 | $ 3,190 | $ 3,158 | $ 2,967 | $ 3,222 | $ 3,773 | $ 4,614 | $ 5,537 | 15% |
| Base Management Fees | $ 37.7 | $ 55.1 | $ 61.6 | $ 59.4 | $ 62.7 | $ 60.5 | $ 60.4 | $ 67.8 | $ 77.7 | $ 89.0 | |
| Management Incentive Fees | 13.6 | 19.5 | 21.5 | 14.2 | 4.9 | 4.3 | 2.3 | 8.4 | 11.1 | 13.3 | |
| Performance Fees - Income Based | 8.2 | 7.9 | (15.7) | 2.4 | (1.7) | 0.3 | 0.6 | 1.1 | 2.2 | 3.6 | |
| Total revenues | $ 59.6 | $ 82.5 | $ 67.4 | $ 76.0 | $ 65.8 | $ 65.1 | $ 63.3 | $ 77.3 | $ 91.0 | $ 105.9 | 13% |
| (-) Compensation & benefits | $ 18.1 | $ 22.9 | $ 23.9 | $ 24.8 | $ 25.5 | - | $ 25.8 | $ 28.6 | $ 32.3 | $ 37.4 | |
| (-) Performance fee compensation | 7.2 | (1.5) | (8.0) | (0.3) | (0.9) | - | (0.1) | - | - | - | |
| (+) Investment (income), net | 0.3 | 1.2 | 0.8 | (0.3) | (2.4) | - | (0.3) | (0.7) | (0.7) | (0.7) | |
| (-) General, administrative, and other | 8.3 | 10.1 | 10.0 | 11.3 | 9.8 | - | 9.4 | 10.1 | 10.2 | 10.2 | |
| (-) Non-controlling interest[1] | - | 1.9 | (0.9) | 2.1 | 4.4 | - | 1.9 | 1.1 | 2.5 | 4.5 | |
| Total expenses | $ 33.9 | $ 34.6 | $ 25.7 | $ 37.5 | $ 36.4 | $ 41.6 | $ 36.8 | $ 39.1 | $ 44.2 | $ 51.4 | 9% |
| Core EBITDA | $ 25.7 | $ 48.0 | $ 41.7 | $ 38.5 | $ 29.4 | $ 23.5 | $ 26.5 | $ 38.2 | $ 46.8 | $ 54.5 | 17% |
| (-) D&A | $(0.3) | $(0.4) | $(0.5) | $(0.9) | $(0.9) | $(0.9) | $(0.9) | $(0.9) | $(0.9) | $(0.9) | |
| (-) Interest Expense | (0.6) | (4.6) | (7.6) | (7.9) | (7.5) | (5.5) | (6.5) | (7.0) | (7.0) | (7.0) | |
| (-) Other Expenses | (1.0) | (0.9) | (0.9) | (0.7) | (3.2) | (5.3) | (4.3) | (3.8) | (3.8) | (3.8) | |
| P-T Net Income to Falcon Inc. | $ 23.9 | $ 42.0 | $ 32.8 | $ 28.9 | $ 17.8 | $ 11.8 | $ 14.8 | $ 26.5 | $ 35.1 | $ 42.8 | 25% |
| P-T Net Income to Class A Shares (@ 17.3 % ownership) | $ 4.1 | $ 7.3 | $ 5.7 | $ 5.0 | $ 3.1 | $ 2.0 | $ 2.6 | $ 4.6 | $ 6.1 | $ 7.4 | |
| (-) Tax Expense (@ 33.2 %) | (1.4) | (2.4) | (1.9) | (1.7) | (1.0) | (0.7) | (0.9) | (1.5) | (2.0) | (2.5) | |
| A-T Net Income to Class A Shares | $ 2.8 | $ 4.9 | $ 3.8 | $ 3.4 | $ 2.1 | $ 1.4 | $ 1.7 | $ 3.1 | $ 4.1 | $ 5.0 | |
| *EPS to Class A Shareholders* | *NA* | *$ 0.81* | *$ 0.66* | *$ 0.58* | *$ 0.35* | *$ 0.25* | *$ 0.31* | *$ 0.55* | *$ 0.73* | *$ 0.89* | |
| *Class A Shares* | *NA* | *6.0000* | *5.7777* | *5.8091* | *5.9453* | *5.5688* | *5.5688* | *5.5688* | *5.5688* | *5.5688* | |
| P-T Net Income to Falcon LLC (@ 82.7 % ownership) | $ 19.7 | $ 34.7 | $ 27.1 | $ 23.9 | $ 14.7 | $ 9.8 | $ 12.3 | $ 21.9 | $ 29.0 | $ 35.4 | |
| (-) Tax Expense (@ 3.2 %) | (0.6) | (1.1) | (0.9) | (0.8) | (0.5) | (0.3) | (0.4) | (0.7) | (0.9) | (1.1) | |
| A-T Net Income to Falcon LLC | $ 19.1 | $ 33.6 | $ 26.3 | $ 23.2 | $ 14.2 | $ 9.5 | $ 11.9 | $ 21.2 | $ 28.1 | $ 34.3 | |
| *EPS to LLC Unitholders* | *NA* | *$ 1.38* | *$ 1.06* | *$ 0.93* | *$ 0.57* | *$ 0.36* | *$ 0.45* | *$ 0.80* | *$ 1.06* | *$ 1.29* | |
| *LLC Units* | *NA* | *24.4360* | *24.7023* | *24.9919* | *24.7897* | *26.5637* | *26.5637* | *26.5637* | *26.5637* | *26.5637* | |

*Source: Falcon historical financials per Falcon management, Falcon estimates per Falcon management*

*[1] Assumes wind-down of Strategic Capital Distributors four year revenue share over time per Falcon management*

# III. Financial Analysis: Falcon

# Stock Price Performance Since IPO

## Falcon
## ($ per share)


IPO Price: $ 18.00
All Time High: $ 16.92
52 Week High: $ 7.15
52 Week Average: $ 5.63
52 Week Low: $ 3.10
$ 3.60
Closing Price (USD)
Volume (000)
$18
$16
$14
$12
$10
$8
$6
$4
$2
1,600
1,400
1,200
1,000
800
600
400
200
0
Sep-2014
Apr-2015
Oct-2015
May-2016
Nov-2016
Jun-2017
Dec-2017
Jul-2018
Volume
Falcon

*Source: Bloomberg as of 06-Aug-2018*

# Relative Stock Price Performance Since IPO

## Falcon versus Selected Comparable Companies

### Indexed Stock Price Since Falcon IPO


140%
120%
100%
80%
60%
40%
20%
0%
Indexed Price
Sep-2014
Apr-2015
Oct-2015
May-2016
Nov-2016
Jun-2017
Dec-2017
Jul-2018
(2.2)%
(70.5)%
(80.0)%
Falcon
FSAM
Alternative AMs¹

| Performance (%) | 1Y | 2Y | Since Falcon IPO |
|---|---|---|---|
| Falcon | (42.9)% | (52.6)% | (80.0)% |
| FSAM | (20.2) | (45.7) | (70.5) |
| Alternative AMs | 6.3 | 30.7 | (2.2) |

*Source: Bloomberg as of 06-Aug-2018*
*Note: FSAM shares stopped trading 17-Oct-2017 upon close of transaction with Oaktree per Company press release dated 17-Oct-2017.*
*[1] Alternative AMs include Blackstone, KKR, Apollo, Carlyle, Oaktree, Ares, and Och-Ziff.*

# Public Market Performance Since IPO

## Falcon

### LTM EV / EBITDA[1] Since IPO


14.0 x
12.0 x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
LTM EBITDA Multiple
All Time High: 11.5x
52 Week High: 11.4x
9.1 x
Median: 8.3x
52 Week Low: 7.1x
Sep-2014
Apr-2015
Oct-2015
May-2016
Nov-2016
Jun-2017
Dec-2017
Jul-2018

*Source: Falcon historical financials per Falcon management; Bloomberg as of 06-Aug-2018*
*[1] LTM EBITDA per quarter calculated as LTM adj. EBITDA as of 31-Dec annually, calendarized to represent LTM per quarterly per Falcon management.*

# Illustrative Summary of Financial Analyses

## Falcon
## ($ in millions, except per share data)

Cash[1] + 0.72x NAV $[6.13] | Cash[1] + 1.12x NAV $[7.24]

| | | Metric Value | Equity Value Per Share (Low) | Equity Value Per Share (High) | Comments |
|---|---|---|---|---|---|
| A Fundamental | Present Value of Future Share Price | | $ 5.50 | $ 8.05 | ■ Low: 6.5x 2019E P/E multiple (current Falcon FY2 multiple)<br>■ Median: 8.6x 2019E P/E multiple (median of low and high peers alt. AM on ENI basis)<br>■ High: 10.6x 2019E P/E multiple (alt. AM peers on an ENI basis, FY2 earnings) |
| A Fundamental | Discounted Cash Flow | | $ 5.01 | $ 10.16 | ■ 3.5-year DCF, cash flow discounted back to 30-Jun-2018<br>■ Low: 16.5% Cost of Equity, (2.0)% perpetuity growth rate<br>■ High: 10.5% Cost of Equity, 2.0% perpetuity growth rate<br>■ Includes TRA value of $0.27 per share based on median TRA value of mid-point equity value per share and current share price including a discount rate of 8.5% (discount rate is the median of range from contractual rate and cost of equity) |
| B Precedent Transaction | LTM EV / EBITDA | LTM EBITDA: $23.5mm | $ 1.43 | $ 2.70 | ■ Precedent median 7.8x across alternative asset manager transactions<br>■ Low: 6.1x LTM EBITDA (alt. AM transactions)<br>■ High: 7.8x LTM EBITDA (alt. AM transactions) |
| C Public Market For Reference Only | 2018E P / E | 2018E EPS: $0.31 | $ 3.08 | $ 3.91 | ■ Peer median of 11.5x (alt. AM peers on ENI basis)<br>■ Low: 10.0x (low end of peers alt. AM on ENI basis)<br>■ High: 12.7x (high end of peers alt. AM on ENI basis) |
| C Public Market For Reference Only | 2019E P / E | 2019E EPS: $0.55 | $ 4.35 | $ 6.00 | ■ Peer median of 10.6x (alt. AM peers on ENI basis)<br>■ Low: 7.9x (low end of peers alt. AM on ENI basis)<br>■ High: 10.9x (high end of peers alt. AM on ENI basis) |
| C Public Market For Reference Only | 2018E EV / EBITDA | 2018E EBITDA: $26.5mm | $ 4.96 | $ 6.53 | ■ Peer median of 10.4x (alt. AM peers on ENI basis)<br>■ Low: 9.7x (low end of peers alt. AM on ENI basis)<br>■ High: 11.6x (high end of peers alt. AM on ENI basis) |
| C Public Market For Reference Only | 2019E EV / EBITDA | 2019E EBITDA: $38.2mm | $ 5.39 | $ 8.84 | ■ Peer median of 9.3x (alt. AM peers on ENI basis)<br>■ Low: 7.1x (low end of peers alt. AM on ENI basis)<br>■ High: 10.0x (high end of peers alt. AM on ENI basis) |
| C Public Market For Reference Only | EV / FEAUM | 30-Jun-2018 FEAUM: $2,967mm | $ 4.27 | $ 7.93 | ■ Peer median of 9.9% (alt. AM peers on ENI basis)<br>■ Low: 7.9% (20% below median of alt. AM peers)<br>■ High: 11.9% (20% above median of alt. AM peers) |
| C Public Market For Reference Only | 52 Week Trading Range | Current Price: $3.60 | $ 3.10 | $ 7.15 | ■ 52 Week Average: $5.63<br>■ 52 Week Low: $3.10<br>■ 52 Week Low: $7.15 |

*Source: Falcon historical financials per Falcon management, Falcon estimates per Falcon management, Falcon TRA value assumptions (excluding discount rate) per Falcon management, Falcon equity capitalization metrics per Falcon management, Bloomberg, IBES Estimates, SNL Financial, Capital IQ, public filings. Note: Market data as of 06-Aug-2018. [1] Assumes full dividends are paid to Class A shareholders.*

Goldman Sachs

# Ⓐ Present Value of Future Share Price

### Illustrative Future Value of Share Price and Dividends


$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
2018E
2019E
2020E
$ 11.83
$ 9.32
$ 10.01
$ 7.83
$ 8.19
$ 6.63
$ 6.34
$ 5.50
$ 4.38
$ 3.60

### Illustrative Present Value of Future Share Price and Dividends


$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
2018E
2019E
2020E
$ 9.16
$ 8.05
$ 7.78
$ 6.42
$ 6.41
$ 6.78
$ 5.50
$ 5.33
$ 4.24

6.5 x Multiple   8.6 x Multiple   10.6 x Multiple   Current Share Price

| | Dec-2018 | Dec-2019 | Dec-2020 | Dec-2021 | CAGR |
|---|---|---|---|---|---|
| EPS[1] | $ 0.31 | $ 0.55 | $ 0.73 | $ 0.89 | 42.4% |
| DPS[2] | $0.80 | $0.80 | $0.80 | $0.80 | 0.0% |
| Cost of Equity | 13.5%[3] | | | | |

*Source: Falcon estimates per Falcon management. Market data as of 06-Aug-2018.*
*Note: Present Value includes the projected future share price based on the assumed range of forward P/E multiples plus cumulative dividends discounted back to 30-Jun-2018 at 13.5% cost of equity (mid-year convention) per Falcon management.*
[1] *Falcon estimates assume static number of shares outstanding across the forecast period per Falcon management. Reflects EPS to Class A shareholders.*
[2] *Assumes static dividend of $0.20 per quarter per Falcon management*
[3] *See appendix for detailed cost of equity calculation.*

Goldman Sachs

# A Illustrative Discounted Cash Flow Analysis

## ($ in millions, except per share data)

| | Historicals | | | | Management Estimates | | | | Terminal |
|---|---|---|---|---|---|---|---|---|---|
| | 2015A | 2016A | 2017A | LTM 2Q'18 | 2018E | 2019E | 2020E | 2021E | Period |
| Total Revenues | $ 67.4 | $ 76.0 | $ 65.8 | $ 65.1 | $ 63.3 | $ 77.3 | $ 91.0 | $ 105.9 | $ 105.9 |
| *Growth %* | *(18.3)%* | *12.8 %* | *(13.4)%* | *NA* | *(3.8)%* | *22.1 %* | *17.7 %* | *16.4 %* | *0.0 %* |
| EBITDA | $ 41.7 | $ 38.5 | $ 29.4 | $ 23.5 | $ 26.5 | $ 38.2 | $ 46.8 | $ 54.5 | $ 54.5 |
| *Margin %* | *61.9 %* | *50.6 %* | *44.7 %* | *36.1 %* | *41.9 %* | *49.4 %* | *51.4 %* | *51.5 %* | *51.5 %* |
| *Growth %* | *(13.0)%* | *(7.8)%* | *(23.5)%* | *NA* | *(10.0)%* | *44.0 %* | *22.5 %* | *16.6 %* | *0.0 %* |
| (-) D&A | (0.5) | (0.9) | (0.9) | (0.9) | (0.9) | (0.9) | (0.9) | (0.9) | 0.0 |
| EBIT | $ 41.3 | $ 37.6 | $ 28.5 | $ 22.6 | $ 25.6 | $ 37.3 | $ 45.9 | $ 53.6 | $ 54.5 |
| (-) Interest Expense | (7.6) | (7.9) | (7.5) | (5.5) | (6.5) | (7.0) | (7.0) | (7.0) | (7.0) |
| (-) Other Expenses | (0.9) | (0.7) | (3.2) | (5.3) | (4.3) | (3.8) | (3.8) | (3.8) | (3.8) |
| **Pre-Tax Income** | **$ 32.8** | **$ 28.9** | **$ 17.8** | **$ 11.8** | **$ 14.8** | **$ 26.5** | **$ 35.1** | **$ 42.8** | **$ 43.7** |
| (+) D&A | 0.5 | 0.9 | 0.9 | 0.9 | 0.9 | 0.9 | 0.9 | 0.9 | 0.0 |
| (-) CapEx | (0.8) | (3.4) | 0.3 | 0.3 | (0.2) | (0.2) | (0.2) | (0.2) | 0.0 |
| (-) Δ in NWC | | | | | 0.4 | 0.5 | (2.4) | (2.1) | 0.0 |
| Pre-Tax Cash Flow to Equity | $ 32.5 | $ 26.4 | $ 19.0 | $ 13.0 | $ 16.0 | $ 27.7 | $ 33.5 | $ 41.5 | $ 43.7 |
| *Class A Shareholder Ownership* | | | | | *17.3 %* | *17.3 %* | *17.3 %* | *17.3 %* | *17.3 %* |
| **Pre-Tax Cash Flow to Class A Shareholders** | | | | | **$ 2.8** | **$ 4.8** | **$ 5.8** | **$ 7.2** | **$ 7.6** |
| (-) Taxes to Class A Shares (@ 33.2 %) | | | | | (0.9) | (1.6) | (1.9) | (2.4) | (2.5) |
| **Free Cash Flow to Class A Shareholders** | | | | | **$ 1.8** | **$ 3.2** | **$ 3.9** | **$ 4.8** | **$ 5.1** |

### Sensitivity Analysis

**Price per Class A Share / Premium to Current Share Price[1]**

| Cost of Equity | Perpetuity Growth Rate: (2.0)% | (1.0)% | 0.0 % | 1.0 % | 2.0 % |
|---|---|---|---|---|---|
| 10.5 % | $ 7.43 / 106% | $ 7.93 / 120% | $ 8.53 / 137% | $ 9.26 / 157% | $ 10.16 / 182% |
| 12.0 % | $ 6.63 / 84% | $ 7.01 / 95% | $ 7.47 / 107% | $ 8.00 / 122% | $ 8.64 / 140% |
| 13.5 % | $ 5.98 / 66% | $ 6.29 / 75% | $ 6.64 / 84% | $ 7.04 / 96% | $ 7.52 / 109% |
| 15.0 % | $ 5.45 / 51% | $ 5.70 / 58% | $ 5.97 / 66% | $ 6.29 / 75% | $ 6.65 / 85% |
| 16.5 % | $ 5.01 / 39% | $ 5.21 / 45% | $ 5.43 / 51% | $ 5.69 / 58% | $ 5.97 / 66% |

**Implied LTM 2021E EBITDA Exit Multiple[2]**

| Cost of Equity | Perpetuity Growth Rate: (2.0)% | (1.0)% | 0.0 % | 1.0 % | 2.0 % |
|---|---|---|---|---|---|
| 10.5 % | 4.2 x | 4.6 x | 5.1 x | 5.7 x | 6.4 x |
| 12.0 % | 3.7 x | 4.1 x | 4.5 x | 4.9 x | 5.5 x |
| 13.5 % | 3.4 x | 3.7 x | 4.0 x | 4.3 x | 4.7 x |
| 15.0 % | 3.1 x | 3.3 x | 3.6 x | 3.9 x | 4.2 x |
| 16.5 % | 2.8 x | 3.0 x | 3.2 x | 3.5 x | 3.8 x |

*Source: Falcon historical financials per Falcon management, Falcon estimates per Falcon management, terminal value assumptions per Falcon management, market data as of 06-Aug-2018, tax rate assumption per Falcon management.*
*Note: Future free cash flows discounted back to 30-Jun-2018.*
*[1] Includes TRA value of $0.27 per share based on discount rate of 8.5% (discount rate is the median of range from contractual rate and cost of equity). TRA assumptions per Falcon management.*
*[2] LTM 2021E EBITDA Exit Multiple calculated as terminal value / LTM 2021E EBITDA attributable to Class A shareholders.*

# (A) Illustrative Tax Receivable Agreement Analysis

## Value to Class A Shareholders | ($ in millions, except per share data)

### Commentary

- Falcon has a pre-existing contractual Tax Receivable Agreement ("TRA") in place that requires the Company to pay TRA holders 85% of all tax savings it realizes due to tax basis step-ups when operating partnership units are exchanged for Falcon stock
- Falcon contractually retains the remaining 15% of that benefit for its own account
- TRA includes a change-of-control clause which, if triggered, obligates Falcon (or successor) to pay all future TRA Payments applying certain assumptions described in the contract
- Falcon LLC unitholders have given up entire value of the TRA to facilitate the transactions in favor of the Falcon shareholders
- Assumes step-up created as a result of the transaction on 30-Jun-2018 with a 15-year useful life

### Net TRA Value to Class A Shareholders

| | (A) Mid-Point Value[1] | (B) Current Price |
|---|---|---|
| Consideration Per Share | $ 6.68 | $ 3.60 |
| Tax Benefit to Falcon | $ 130.0 | $ 96.6 |
| TRA Sharing Percentage | 15.0 % | 15.0 % |
| Cash Tax Benefit | $ 19.5 | $ 14.5 |
| (+) Interest Earned | 0.2 | 0.2 |
| Cash Tax Benefit to Falcon | $ 19.7 | $ 14.6 |
| NPV of TRA (@ 8.5%) | $ 9.9 | $ 7.4 |
| Class A Shareholder Ownership | 17.3 % | 17.3 % |
| **TRA to Class A Shareholders** | **$ 1.7** | **$ 1.3** |
| Class A Shares | 5.5688 | 5.5688 |
| **Net TRA Payment per Class A Share** | **$ 0.31** | **$ 0.23** |

**(A) Mid-Point Value**

| Discount Rate | NPV of TRA | TRA to Class A Shareholders | Per Share TRA Value |
|---|---|---|---|
| 3.8% | $ 14.2 | $ 2.5 | $ 0.44 |
| 6.0% | 11.9 | 2.1 | 0.37 |
| 8.5% | 9.9 | 1.7 | 0.31 |
| 11.0% | 8.4 | 1.5 | 0.26 |
| 13.5% | 7.2 | 1.3 | 0.22 |

**(B) Current Price**

| Discount Rate | NPV of TRA | TRA to Class A Shareholders | Per Share TRA Value |
|---|---|---|---|
| 3.8% | $ 10.5 | $ 1.8 | $ 0.33 |
| 6.0% | 8.9 | 1.5 | 0.28 |
| 8.5% | 7.4 | 1.3 | 0.23 |
| 11.0% | 6.3 | 1.1 | 0.19 |
| 13.5% | 5.4 | 0.9 | 0.17 |

*Source: Falcon historical financials per Falcon management, Falcon estimates per Falcon management, tax basis and tax amortization schedule per Falcon management, interest earned calculated per Falcon management utilizing August 2018 Applicable Federal Rate per Internal Revenue Service, market data as of 06-Aug-2018.*

*Note: Assumes discount rate of 8.5% reflecting the median of range from contractual rate of 3.8% (12-month LIBOR (2.83%) plus 100 bps per Bloomberg as of 03-Aug-2018) and cost of equity (13.5%).*

*[1] Mid-Point Value assumes consideration of $6.68 per share representing the midpoint of the pro-forma Falcon range of including Cash Consideration + 0.72x to 1.12x NAV ($6.13 - $7.24 respectively).*

# B Selected Precedent M&A Transactions

## Publicly Disclosed Control Alternative Asset Management Transactions

## ($ in millions, unless otherwise specified)

| Date Announced | Buyer | Target | Target AUM ($ bn) | % of Target Sold | Total Consideration | LTM EV / EBITDA | EV / FEAUM |
|---|---|---|---|---|---|---|---|
| Apr-18 | Barings | Triangle Capital Corporation | NA | 100.0 % | $ 85 | NA | NA |
| Jul-17 | Oaktree Capital Management | Fifth Street Asset Management | $ 4.5 | 100.0 | 320 | 6.1 x[1] | 10.2 % |
| Feb-17 | SoftBank | Fortress Investment Group | 69.6 | 100.0 | 3,300 | 7.8[2] | 3.2 |
| Aug-16 | F.A.B. Partners | CIFC | 14.6 | 100.0 | 333 | 7.8[3] | 1.8 |
| Min | | | | | | 6.1 x | 1.8 % |
| Median | | | | | | 7.8 | 3.2 |
| Max | | | | | | 7.8 | 10.2 |

*Source: Capital IQ, public filings*

*[1] FSAM run rate EV / EBITDA transaction multiple of 9.0x calculated as 1Q 2017 EBITDA annualized. Run rate transaction multiple of 10.1x when accounting for announced fee adjustments.*

*[2] FIG LTM EV / EBITDA calculated as EV excluding investments of $2,252mm / Consolidated EBITDA of $288mm excluding $15 million of incremental pre-tax stock-based compensation expense and net investment income of $17mm.*

*[3] FAB LTM EV / EBITDA calculated as EV excluding investments of $267mm / adjusted EBITDA excluding net investment income of $10.2mm.*

Goldman Sachs

INVESTMENT BANKING DIVISION

# C Comparison of Selected Alternative Asset Managers

## ($ in millions, except per share data)

| Company | Equity Market Cap | Enterprise Value | Closing Price 6-Aug-2018 | % of 52 Week High | Calendarized P/E Multiples 2018E | Calendarized P/E Multiples 2019E | Enterprise Value Multiples AUM | Enterprise Value Multiples FEAUM | EV / EBITDA 2018E | EV / EBITDA 2019E | Dividend Yield 2018E |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Falcon | $ 116[1] | $ 213 | $ 3.60 | 50.3 % | 11.7 x | 6.5 x | 4.2 % | 7.2 % | 8.1 x | 5.6 x | 22.2 % |
| **U.S. Alternative Asset Managers - ENI Basis** | | | | | | | | | | | |
| Blackstone | $ 43,813 | $ 42,137 | $ 35.28 | 94.0 % | 11.5 x | 10.7 x | 9.6 % | 12.2 % | 10.4 x | 9.7 x | 6.3 % |
| KKR[2] | 23,073 | 23,172 | 26.64 | 95.3 | 11.5 | NM | 12.1 | 16.7 | 9.8 | 7.7 | 2.2 |
| Apollo | 14,639 | 15,457 | 35.26 | 94.4 | NM | 10.9 | 5.7 | 7.6 | NM | 10.0 | 6.5 |
| Carlyle | 8,624 | 9,383 | 23.95 | 92.5 | 10.0 | 7.9 | 4.5 | 16.7 | 9.7 | 7.1 | 5.2 |
| Oaktree | 6,704 | 6,791 | 41.40 | 86.2 | 12.6 | 9.6 | 5.6 | 6.8 | 11.6 | 8.9 | 6.5 |
| Ares | 4,961 | 5,505 | 21.05 | 81.1 | 12.7 | 10.6 | 4.5 | 7.2 | 11.5 | 9.9 | 5.3 |
| Median - U.S. Alternative Asset Managers - ENI Basis | | | | 93.3 % | 11.5 x | 10.6 x | 5.7 % | 9.9 % | 10.4 x | 9.3 x | 5.8 % |

*Source: Falcon historical financials per Falcon management, Falcon estimates per Falcon management, Bloomberg, Capital IQ, Company filings for U.S. alternative asset managers, IBES Estimates*

*Note: Market data as of 06-Aug-2018. Financial information per latest available public filings. For Ares, enterprise value is pro forma for $275mm of preferred units issued after 2016 Q1 filing. Projected figures based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December. ENI represents the earnings of the management company, including change in the embedded value of carry and gains on principal investments. Equity market cap based on diluted shares outstanding.*

*[1] Falcon estimates per Falcon management.*

*[2] KKR 2018E P/E calculated using median of JP Morgan ($1.61 ENI / Sh; 11-Jul-2018), Deutsche Bank ($2.32 ENI / Sh; 09-Jul-2018), and Evercore's ($2.55 ENI / Sh; 09-Jul-2018) research reports.*

# IV. Financial Projections: Granite & Hawk

# Key Financial Projection Assumptions
## ($ in millions)

| | Hawk | Granite |
|---|---|---|
| **Revenues** | ▪ Static portfolio yield of ~8.9% annualized<br>▪ Other fee income of $2.9mm in 2H18 and $2.5mm in 2019, remaining constant at $2.0mm thereafter | ▪ Static portfolio yield of ~7.5% annualized<br>▪ JV income held constant at $3.1mm per quarter<br>▪ Other fee income $1.4mm per quarter in 2H18, $1.3mm per quarter in 2019, $1.4mm per quarter thereafter until 2021 |
| **Expenses** | ▪ Base management fees of 1.75% up to $1bn of assets and 1.50% base management fees on assets > $1bn<br>▪ No incentive fees paid<br>▪ Interest and credit facility expenses held constant at ~$6.3mm per quarter<br>▪ G&A expenses held constant at $2.6mm per quarter until 2021 | ▪ Base management fee of 1.75%<br>▪ Performance incentive fees assumed to resume in Q3 2018 with $2.04mm for 2H18 and ranging from $1.8-$2.8mm per quarter thereafter<br>▪ Administrator expenses held constant at $0.8mm per quarter<br>▪ Offering costs held constant at $0.2mm in Q3 2018 and $0.1mm in Q4 2018 thereafter<br>▪ Professional fees held constant at $0.5mm per quarter<br>▪ G&A expenses are $1.52mm per quarter in 2H18, $1.44mm in Q1 2019 and held constant at $1.38mm per quarter thereafter until 2021 |
| **Originations** | ▪ Net originations assumed to be $50mm in Q3 2018, $30mm in Q4 2018, $20mm in Q1 2019 and then at $0 from Q2 2019 until 2021 | ▪ Net originations assumed to be $45mm per quarter in 2H18, $0mm per quarter in 2019 and $20mm per quarter until 2021 |
| **Shares Outstanding** | ▪ No additional shares issued until 2021 | ▪ No additional shares issued until Q1 2020<br>▪ 3.0mm shares issued in each of Q1 2020 and Q2 2020 and Q1 2021 and Q1 2022 |
| **Dividend per Share** | ▪ $0.05 in Q3 2018 and $0.07 in Q4 2018 and then held flat at $0.09 per quarter from 2019 to 2021 | ▪ $0.16 each quarter |
| **NAV per Share** | ▪ Remains constant at $6.32 throughout forecast horizon | ▪ NAV rolled forward quarterly and reaches $7.20 in 2021 |

*Source: Granite and Hawk estimates per Falcon management*

# Summary of Granite Financial Projections

## ($ in millions)

| | Forcast Year Ended December 31, | | | |
|---|---|---|---|---|
| | 2H 2018E | 2019E | 2020E | 2021E |
| **Investment Income** | | | | |
| Interest from Investments | $ 50.9 | $ 105.1 | $ 109.6 | $ 116.2 |
| Other Fee Income | 2.8 | 5.2 | 5.6 | 5.6 |
| **Total Investment Income** | **$ 53.7** | **$ 110.3** | **$ 115.2** | **$ 121.8** |
| **Expenses** | | | | |
| Base Management Fees | $ 9.9 | $ 20.0 | $ 21.1 | $ 22.5 |
| Incentive Fees | 2.0 | 7.5 | 9.2 | 10.1 |
| Interest and Credit Facility Financing Expenses | 11.6 | 23.6 | 23.9 | 25.2 |
| General and Administrative Expenses[1] | 5.6 | 10.5 | 10.4 | 10.4 |
| **Total Expenses** | **$ 29.1** | **$ 61.6** | **$ 64.6** | **$ 68.1** |
| **Net Investment Income** | **$ 24.6** | **$ 48.8** | **$ 50.7** | **$ 53.6** |
| **NII per Share** | **$ 0.25** | **$ 0.50** | **$ 0.50** | **$ 0.50** |
| TRS Ordinary Income per Share | 0.01 | 0.01 | 0.01 | 0.01 |
| **NAV per Share** | **$7.24** | **$7.14** | **$7.18** | **$7.20** |
| Wt. Avg. Common Stock OS | 96.8 | 96.8 | 102.0 | 107.9 |
| **Portfolio Roll Assumptions** | | | | |
| SIC | | | | |
| Originations | $ 70.0 | $ 260.0 | $ 280.0 | $ 280.0 |
| Paydowns | (25.0) | (260.0) | (200.0) | (200.0) |
| **Net Originations / (Paydowns)** | **$45.0** | **0.0** | **$80.0** | **$80.0** |
| **Debt to Equity Ratio** | **0.81 x** | **0.82 x** | **0.79 x** | **0.78 x** |
| **Additional Information** | | | | |
| Total AUM at End of Period | $ 1,144.6 | $ 1,144.6 | $ 1,224.6 | $ 1,304.6 |
| NAV at End of Period | 700.4 | 690.8 | 732.3 | 776.7 |
| ROE | 7.72% | 7.75% | 7.33% | 6.92% |

*Source: Falcon management, Granite estimates per Falcon management*

*[1] Includes Administrator Expenses, Offering Costs, Professional Fees and General and Administrative Expenses.*

# Summary of Hawk Financial Projections

## ($ in millions)

| | Forcast Year Ended December 31, | | | |
|---|---|---|---|---|
| | 2H 2018E | 2019E | 2020E | 2021E |
| **Investment Income** | | | | |
| Interest from Investments | $ 42.4 | $ 66.5 | $ 67.0 | $ 65.8 |
| Other Fee Income | 2.9 | 2.5 | 2.0 | 2.0 |
| **Total Investment Income** | **$ 45.3** | **$ 69.0** | **$ 68.9** | **$ 67.8** |
| **Expenses** | | | | |
| Base Management Fees | $ 10.3 | $ 13.4 | $ 13.4 | $ 13.4 |
| Incentive Fees | 0.0 | 0.0 | 0.0 | 0.0 |
| Interest and Credit Facility Financing Expenses | 19.8 | 25.6 | 25.3 | 24.9 |
| General and Administrative Expenses | 7.9 | 10.2 | 10.2 | 10.2 |
| **Total Expenses** | **$ 37.9** | **$ 49.2** | **$ 48.9** | **$ 48.5** |
| **Net Investment Income** | **$ 7.4** | **$ 19.8** | **$ 20.0** | **$ 19.3** |
| **NII per Share** | **$ 0.14** | **$ 0.36** | **$ 0.37** | **$ 0.35** |
| **NAV per Share** | **$ 6.42** | **$ 6.42** | **$ 6.42** | **$ 6.42** |
| Wt. Avg. Common Stock OS | 54.4742 | 54.4742 | 54.4742 | 54.4742 |
| **Portfolio Roll Assumptions** | | | | |
| **MCC** | | | | |
| Originations | $ 75.9 | $ 58.0 | $ 40.0 | $ 40.0 |
| Paydowns | (120.3) | (58.0) | (40.0) | (40.0) |
| **SBIC** | | | | |
| Originations | $ 54.0 | $ 20.0 | $ 0.0 | $ 0.0 |
| Paydowns | (17.4) | 0.0 | 0.0 | 0.0 |
| **Net Originations / (Paydowns)** | **$(7.9)** | **$ 20.0** | **$ 0.0** | **$ 0.0** |
| **Debt to Equity Ratio** | **0.74 x** | **0.74 x** | **0.74 x** | **0.75 x** |
| **Additional Information** | | | | |
| Total AUM at End of Period | $ 767.0 | $ 767.0 | $ 767.0 | $ 767.0 |
| NAV at End of Period | 349.8 | 349.8 | 349.8 | 349.8 |
| NII Shortfall vs. Dividend | (4.5) | 0.0 | 0.0 | 0.0 |
| Revolver Outstanding at End of Period | 0.0 | 0.0 | 0.0 | 30.3 |
| Capital Gain / (Loss) | (27.9) | 0.0 | 0.0 | 0.0 |
| **Debt Outstanding** | | | | |
| Revolver | $ 0.0 | $ 0.0 | $ 0.0 | $ 30.3 |
| Israeli Bonds | 121.3 | 121.3 | 121.3 | 91.0 |
| 2023 Notes | 69.8 | 69.8 | 69.8 | 69.8 |
| 2021 Notes | 74.0 | 74.0 | 74.0 | 74.0 |
| SBA Debentures | 150.0 | 150.0 | 150.0 | 150.0 |
| **Total Debt** | **$ 415.1** | **$ 415.1** | **$ 415.1** | **$ 415.1** |

*Source: Falcon management, Hawk estimates per Falcon management*

# Key Financial Projection Assumptions

## Pro Forma Granite

| Assumption | Description |
|---|---|
| **Net Investment Income** | ■ Granite:<br>— Interest from investments of $50.9mm in 2H18, $105.1mm in 2019, $109.6mm in 2020 and $116.2mm in 2021 per management<br>— Other fee income of $2.8mm in 2H18, $5.2mm in 2019, $5.6mm in 2020 and 2021 per management<br>— Expenses of $(29.1)mm in 2H18, $(61.6)mm in 2019, $(64.6)mm in 2020 and $(68.1)mm in 2021 as per management<br>■ Hawk:<br>— Interest from investments of $29.3mm in 2H18, $66.5mm in 2019, $67.0mm in 2020 and $65.8mm in 2021 per management<br>— Other fee income of $2.1mm in 2H18, $2.5mm in 2019, $2.0mm in 2020 and 2021 per management<br>— Expenses of $(24.9)mm in 2H18, $(49.2)mm in 2019, $(48.9)mm in 2020 and $(48.5)mm in 2021 per management<br>■ Falcon:<br>— A-T dividend received from Falcon following the tax basis step-up amortization |
| **Synergies** | ■ Expense synergies to Granite assumed to be $6.8mm per year from 2019-2021 per management<br>— Administrator expense synergies of $1.3mm<br>— G&A synergies of $2.1mm<br>— Professional fees synergies of $1.4mm<br>— Director fees synergies of $0.6mm<br>— Insurance synergies of $0.4mm<br>— Falcon synergies of $1.0mm |
| **Executive Compensation** | ■ Executive compensation of $7.5mm in 2019, $8.7mm in 2020 and $9.9mm in 2021 per management<br>— Annual increase of $1.2mm related to incremental vesting of stock awards over 5-year period |
| **Incremental Cost of Financing** | ■ Assumes cost of debt of 6% on new debt to finance portion of cash consideration |
| **Tax Rate** | ■ Falcon Management incurs tax rate of 33.2% |
| **TRA / Basis Step-Up in Amortization** | ■ Assumes consideration of $6.68 per share representing the midpoint of the pro-forma Falcon range of including Cash Consideration + 0.72x to 1.12x NAV ($6.13-7.24)<br>■ Liabilities Per LLC Unit exchanged assumed $5.31<br>■ Assumes unitholders receive no benefit from the tax basis step-up |

*Source: Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management, Synergy estimates per Falcon management*

Goldman Sachs

# Illustrative Pro Forma Income Statement

## Based on Proposal as of July 30, 2018

## ($ in millions, except per share data)

| | 2019E | 2020E | 2021E |
|---|---|---|---|
| **Pro Forma Granite Net Investment Income[1]** | | | |
| **Investment Income** | | | |
| Hawk | $ 69.0 | $ 68.9 | $ 67.8 |
| Granite | 110.3 | 115.2 | 121.8 |
| **Total Investment Income** | **$ 179.3** | **$ 184.2** | **$ 189.5** |
| **Expenses** | | | |
| Hawk | $(49.2) | $(48.9) | $(48.5) |
| Granite | (61.6) | (64.6) | (68.1) |
| **Total Expenses** | **$(110.8)** | **$(113.5)** | **$(116.6)** |
| **Net Investment Income** | | | |
| Hawk | $ 19.8 | $ 20.0 | $ 19.3 |
| Granite | 48.8 | 50.7 | 53.6 |
| **Total Net Investment Income** | **$ 68.6** | **$ 70.7** | **$ 72.9** |
| (+) A-T Dividend from Falcon | $ 23.9 | $ 29.6 | $ 34.8 |
| (+) P-T Expense Synergies | 6.8 | 6.8 | 6.8 |
| (-) P-T New Compensation Expenses | (7.5) | (8.7) | (9.9) |
| (-) P-T Incremental Cost of Financing | (2.3) | (2.3) | (2.3) |
| **Total Pro Forma Net Investment Income** | **$ 89.4** | **$ 96.0** | **$ 102.3** |
| **Additional Information** | | | |
| Pro-Forma Shares Outstanding | 153.1 | 153.1 | 153.1 |
| NII / Share | $ 0.58 | $ 0.63 | $ 0.67 |
| NII Yield | 8.0 % | 8.6 % | 9.1 % |
| NAV at End of Period | $ 1,121.7 | $ 1,121.7 | $ 1,121.7 |
| NAV / Share | $ 7.33 | $ 7.33 | $ 7.33 |
| **Falcon A-T Net Income[1]** | | | |
| Falcon Mgmt. Core Pre-Tax Net Income | $ 26.5 | $ 35.1 | $ 42.8 |
| (-) Basis Step-Up Amortization[2] | (18.6) | (18.6) | (18.6) |
| Falcon Taxable Net Income | $ 7.9 | $ 16.5 | $ 24.2 |
| (-) Tax Expense[2] | (2.6) | (5.5) | (8.0) |
| (+) Basis Step-Up Amortization[2] | 18.6 | 18.6 | 18.6 |
| (-) TRA Payment to Unitholders[3] | 0.0 | 0.0 | 0.0 |
| **Falcon After-Tax Net Income** | **$ 23.9** | **$ 29.6** | **$ 34.8** |

*Source: Falcon management, Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management.*

*[1] Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management. Synergies estimates per Falcon management.*

*[2] Per Falcon management.*

*[3] Assumes unitholders receive 0% of TRA value per Falcon management*

Goldman Sachs

# Illustrative Pro Forma Balance Sheet

INVESTMENT BANKING DIVISION

## Based on Proposal as of July 30, 2018

## ($ in millions, except per share data)

- Granite records bargain purchase gain of $31.5mm[1]
- $15.0mm of transaction costs[1]
- Assumes $123.3mm of Granite total return swap included in regulatory debt ratio and is ultimately unwound[2]

| | Granite Est. Standalone[2] | (+) Hawk Est. Standalone | (+) Falcon | (+) Transaction Considerations / Adjustments | Granite Pro Forma |
|---|---|---|---|---|---|
| **Assets:** | | | | | |
| Cash & Cash Equivalents[2] | $ 99 | $ 144 | | $(70) | $ 173 |
| Investment Assets | 991 | 635 | $ 200 | (24) | 1,802 |
| Goodwill | | | | | |
| Other Assets | 13 | 10 | | | 23 |
| **Total Assets** | **$ 1,103** | **$ 789** | **$ 200** | **$(94)** | **$ 1,998** |
| **Liabilities:** | | | | | |
| Existing Debt | $ 381 | $ 277 | | | $ 657 |
| New Debt | | | | $ 38 | 38 |
| SBA Debentures | | 148 | | | 148 |
| Other Liabilities | 19 | 14 | | | 33 |
| **Total Liabilities** | **$ 399** | **$ 439** | **$ 0** | **$ 38** | **$ 876** |
| **Equity:** | | | | | |
| Net Assets | $ 704 | $ 350 | $ 200 | $(133) | $ 1,122 |
| **Total Equity** | **$ 704** | **$ 350** | **$ 200** | **$(133)** | **$ 1,122** |
| **Total Liabilities and Equity** | **$ 1,103** | **$ 789** | **$ 200** | **$(94)** | **$ 1,998** |
| **Key Metrics** | | | | | |
| Memo: Bargain Purchase Gain | | $ 31.5 | | | $ 31.5 |
| Memo: Total Return Swap[3] | $ 123.3 | | | | |
| GAAP Debt / NAV | 0.54 x | 1.21 x | | | 0.75 x |
| Regulatory Debt / NAV | 0.72 | 0.79 | | | 0.62 |
| Shares Outstanding | 96.785 | 54.474 | | | 153.124 |
| NAV per Share | $ 7.27 | $ 6.43 | | | $ 7.33 |

*Source: Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management*

*Note: Bargain purchase calculated based on Granite standalone NAVPS (price of $5.85 per share). Falcon investment value based on Granite standalone NAVPS (price of $6.22 per share) per Falcon management*

*[1] Per Falcon management. [2] Granite stand-alone balance sheet per Falcon management adjusted for unwind of TRS and transfer of $46.0mm of TRS cash collateral from Other Assets to Cash & Cash Equivalents per Falcon management. [3] TRS is assumed to be unwound per Falcon management.*

# Illustrative Expense Synergy Summary

## ($ in thousands)

### Cost Saving Adjustments

| | Granite | Hawk | SLS JVs | Total | Projected Synergies | Pro Forma Total Cost |
|---|---|---|---|---|---|---|
| *Per income statement* | | | | | | |
| A Administrator expense | $ 3,030 | $ 3,848 | | $ 6,878 | $(1,267) | $ 5,611 |
| B General and administrative | 3,986 | 2,555 | $ 1,389 | 7,930 | (2,126) | 5,804 |
| C Professional fees | 1,820 | 2,192 | 791 | 4,803 | (1,366) | 3,437 |
| D Director fees | | 647 | | 647 | (647) | |
| E Insurance | | 397 | | 397 | (397) | |
| **Subtotal** | | | | | **$(5,802)** | |
| Falcon | | | | | $(982) | |
| **Total** | | | | | **$(6,784)** | |

*Source: Falcon management, Synergies estimates per Falcon management*

### Commentary

- The majority of synergies stem from duplicative expenses
- No process or service provider changes assumed
- No assumed personnel reduction at the front-end of the business

A Assumes synergies at finance, accounting and organizational levels

B Assumes:
- — Pro Forma entity to retain Hawk's stock transfer agent
- — Addition of 3 new independent directors at Granite
- — Pricing step-downs for SLS JVs due to higher leverage with fund admin provider
- — Elimination of Sendero tax payments due to declining equity valuation

- Duplicative expenses:
  - — Reports to shareholders (i.e. proxies)
  - — Printing and mailing
  - — Web-hosting service
  - — Ratings (excl. S&P rating)
  - — Deal-specific legal expense at Hawk
  - — Standalone general and franchise tax payments

C Assumes:
- — 25% increase in base audit and 50% increase related to 404 audit expenses at Granite
- — 25% savings in valuation at Hawk due to portfolio overlap

- Duplicative Expenses:
  - — Standalone Hawk accounting tax
  - — SEC reporting legal expense at Hawk
- Significant reduction in audit fees for SLS JVs

D Expense covered by Granite

E Expense covered by Granite

# V. Financial Analysis: Pro Forma Granite

# Illustrative Summary of Financial Analyses

## Pro Forma Granite
## ($ in millions, except per share figures)

| | | Metric Value | Equity Value Per Share (Low) | Equity Value Per Share (High) | Comments |
|---|---|---|---|---|---|
| (A) Fundamental | Dividend Discount Analysis | | $ 5.85 | $ 8.21 | ■ 3.5-year DDM, cash flow discounted back to 30-Jun-2018<br>■ Low: 8.0% Cost of Equity, 0.75x Price / NAV multiple (low of BDC peer group with NII / NAV yield between 7.0-9.0%)<br>■ High: 6.0% Cost of Equity, 1.09x Price / NAV multiple (high of BDC peer group with NII / NAV yield between 7.0-9.0%) |
| (B) Public Market | Price / NAV | Pro Forma NAV / Share: $7.33 | $ 5.49 | $ 7.98 | ■ Low: 0.75x (low of BDC peer group with NII / NAV yield between 7.0-9.0%)<br>■ High: 1.09x (high of BDC peer group with NII / NAV yield between 7.0-9.0%)<br>■ Median: 0.88x (median of BDC peer group with NII / NAV yield between 7.0-9.0%) |
| (B) Public Market | NII Price Yield | Pro Forma Granite 2019E NIIPS: $0.58 | $ 5.31 | $ 6.49 | ■ Low: 11.0% (based on ~1% above BDC peer median)<br>■ High: 9.0% (based on ~1% below BDC peer median)<br>■ Median: 9.9% (based on BDC peers) |


0.72x NAV
$[5.31]
1.12x NAV
$[8.21]
$ 5.85
$ 8.21
$ 5.49
$ 7.98
$ 5.31
$ 6.49

*Source: Falcon management, Granite and Hawk historical financials per Falcon management, Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management, Bloomberg, IBES Estimates, SNL Financial, Capital IQ, public filings*
*Note: Market data as of 06-Aug-2018.*

# (A) Illustrative Dividend Discount Analysis

## ($ in millions, except per share data)

### Illustrative Dividend Discount Analysis

| | Management Estimates | | | |
|---|---|---|---|---|
| | 6-Months Ended | 12-Months Ended | | |
| | 31-Dec-2018E | 31-Dec-2019E | 31-Dec-2020E | 31-Dec-2021E |
| Net Asset Value | $ 1,121.7 | $ 1,121.7 | $ 1,121.7 | $ 1,121.7 |
| Net Income | $ 37.1 | $ 89.4 | $ 96.0 | $ 102.3 |
| Dividends | $ 37.1 | $ 89.4 | $ 96.0 | $ 102.3 |
| *Memo: Implied Payout Ratio* | *100.0 %* | *100.0 %* | *100.0 %* | *100.0 %* |
| (+) Terminal Value (@ 0.88x NAV) | | | | $ 987.1 |
| Total Distributable Cash Flows | $ 37.1 | $ 89.4 | $ 96.0 | $ 1,089.4 |

### Sensitivity Analysis

**Price Per Share**

| | | 2021 Terminal Price / NAV Multiple | | | | |
|---|---|---|---|---|---|---|
| | | 0.75 x | 0.82 x | 0.88 x | 0.95 x | 1.09 x |
| Cost of Equity | 6.0 % | $ 6.24 | $ 6.61 | $ 6.99 | $ 7.37 | $ 8.21 |
| | 6.5 % | $ 6.14 | $ 6.51 | $ 6.88 | $ 7.25 | $ 8.07 |
| | 7.0 % | $ 6.04 | $ 6.40 | $ 6.77 | $ 7.13 | $ 7.94 |
| | 7.5 % | $ 5.95 | $ 6.30 | $ 6.66 | $ 7.02 | $ 7.81 |
| | 8.0 % | $ 5.85 | $ 6.20 | $ 6.55 | $ 6.90 | $ 7.68 |
| NAV per Share | $ 7.33 | $ 5.50 | $ 5.97 | $ 6.45 | $ 6.93 | $ 7.99 |

*Source: Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management. Market data as of 06-Aug-2018*
*Note: Future distributable free cash flows discounted back to 30-Jun-2018 per Falcon management.*

# B Comparison of Selected BDCs

## ($ in millions, except per share data)

| | Equity Market Cap | Closing Price 6-Aug-18 | % of 52 Wk High | FMV of Portfolio | FMV / Cost | Price / NAV | Debt / Equity | Annualized Div. Yield | Div. / NAV | 2019E NII / Price | 2019E NII / NAV |
|---|---|---|---|---|---|---|---|---|---|---|---|
| ***Externally Managed BDCs*** | | | | | | | | | | | |
| Ares Capital Corporation | $ 7,404 | $ 17.38 | 99.7 % | $ 12,199 | 100.3 % | 1.03 x | 0.69 x | 8.7 % | 9.0 % | 9.7 % | 10.0 % |
| Prospect Capital Corporation | 2,499 | 6.89 | 83.7 | 5,720 | 97.5 | 0.75 | 0.71 | 10.4 | 7.8 | 11.6 | 8.7 |
| Corporate Capital Trust, Inc. | 2,147 | 17.01 | 89.5 | 3,992 | 96.4 | 0.86 | 0.64 | 9.5 | 8.1 | 9.8 | 8.4 |
| FS Investment Corporation | 2,014 | 8.20 | 90.8 | 3,804 | 102.1 | 0.90 | 0.76 | 9.3 | 8.3 | 9.8 | 8.7 |
| TPG Specialty Lending, Inc. | 1,288 | 20.08 | 92.4 | 1,909 | 100.7 | 1.23 | 0.80 | 7.8 | 9.6 | 9.8 | 12.1 |
| Apollo Investment Corporation | 1,278 | 5.91 | 91.8 | 2,248 | 99.1 | 0.90 | 0.56 | 10.2 | 9.2 | 11.4 | 10.3 |
| Golub Capital BDC, Inc. | 1,142 | 19.07 | 97.7 | 1,760 | 101.2 | 1.18 | 0.86 | 6.7 | 7.9 | NM | NM |
| TCG BDC Inc. | 1,119 | 17.89 | 88.1 | 1,913 | 99.6 | 0.99 | 0.71 | 8.3 | 8.2 | 10.2 | 10.1 |
| New Mountain Finance Corporation | 1,071 | 14.10 | 95.9 | 2,003 | 101.4 | 1.04 | 0.94 | 9.6 | 10.0 | 10.0 | 10.3 |
| Goldman Sachs BDC, Inc. | 880 | 21.91 | 94.4 | 1,257 | 98.4 | 1.21 | 0.72 | 8.2 | 9.9 | 9.4 | 11.3 |
| TCP Capital Corp. | 873 | 14.84 | 87.1 | 1,620 | 98.4 | 1.00 | 0.88 | 9.7 | 9.7 | 10.8 | 10.7 |
| Oaktree Specialty Lending Corporation | 701 | 4.97 | 84.1 | 1,401 | 84.3 | 0.85 | 0.70 | 7.6 | 6.5 | 9.3 | 7.9 |
| PennantPark Investment Corporation | 539 | 7.58 | 96.7 | 948 | 91.1 | 0.84 | 0.76 | 9.5 | 8.0 | 10.5 | 8.9 |
| PennantPark Floating Rate Capital Ltd. | 528 | 13.61 | 92.9 | 834 | 100.6 | 0.97 | 0.60 | 1.7 | 1.6 | NM | NM |
| BlackRock Capital Investment Corporation | 440 | 6.09 | 80.1 | 870 | 99.2 | 0.80 | 0.56 | 11.8 | 9.4 | 12.6 | 10.1 |
| Gladstone Investment Corporation | 389 | 11.85 | 96.7 | 599 | 102.4 | 1.09 | 0.70 | 6.8 | 7.4 | 6.6 | 7.2 |
| Oxford Square Capital Corp. | 362 | 7.17 | 95.9 | 414 | 98.0 | 0.94 | 0.16 | 11.2 | 10.5 | 9.2 | 8.7 |
| Fidus Investment Corporation | 360 | 14.73 | 87.0 | 632 | 103.4 | 0.91 | 0.65 | 10.6 | 9.6 | 10.5 | 9.5 |
| Solar Senior Capital Ltd. | 271 | 16.90 | 91.8 | 424 | 98.4 | 1.00 | 0.52 | 8.3 | 8.4 | 8.5 | 8.6 |
| THL Credit, Inc. | 260 | 7.95 | 79.0 | 600 | 96.5 | 0.76 | 0.81 | 13.6 | 10.3 | 13.0 | 9.9 |
| Gladstone Capital Corporation | 257 | 9.54 | 95.9 | 402 | 88.0 | 1.11 | 0.77 | 8.8 | 9.8 | 9.4 | 10.4 |
| Stellus Capital Investment Corporation | 210 | 13.18 | 92.2 | 431 | 101.2 | 0.95 | 1.13 | 10.3 | 9.8 | 10.8 | 10.3 |
| **Externally Managed BDC Median** | | | **92.0 %** | | **99.1 %** | **0.96 x** | **0.71 x** | **9.4 %** | **9.1 %** | **9.9 %** | **10.0 %** |
| ***Internally Managed BDCs*** | | | | | | | | | | | |
| Main Street Capital Corporation | $ 2,390 | $ 40.52 | 97.0 % | $ 2,314 | 107.3 % | 1.71 x | 0.67 x | 5.6 % | 9.6 % | 6.2 % | 10.6 % |
| Hercules Capital, Inc. | 1,241 | 13.57 | 97.1 | 1,484 | 94.1 | 1.27 | 0.79 | 9.1 | 11.6 | 9.9 | 13.9 |
| **Internally Managed BDC Median** | | | **97.0 %** | | **100.7 %** | **1.49 x** | **0.73 x** | **7.4 %** | **10.6 %** | **8.1 %** | **12.3 %** |
| **Median - All BDCs** | | | **92.3 %** | | **99.1 %** | **0.98 x** | **0.71 x** | **9.2 %** | **9.3 %** | **9.9 %** | **10.0 %** |
| Granite (Standalone)[1] | NA | NA | NA | 991 | 93.6 | NA | 0.54 | NA | 8.5 | NA | 6.9 |
| Hawk (Standalone)[1] | 186 | 3.42 | 51.4 | 635 | 84.4 | 0.53 | 1.21 | 10.0 | 5.6 | 7.7 | 5.6 |
| Pro-Forma Granite[1] | NA | NA | NA | | | NA | | | | NA | 8.0 |

*Source: SNL Financial, Company filings, Falcon, Granite, Hawk and Granite pro forma estimates per Falcon management, 2019E NII estimates for peers per IBES*
*Note: Market data as of 06-Aug-2018. Financial data as of 31-Mar-2018. Hawk, Granite, and pro-forma Granite NII reflects 2019E metrics for Falcon management. Hawk, Granite, and pro-forma FMV, FMV / Cost, NAV Debt / Equity, Dividends per Falcon management as of 30-Jun-2018.*
*[1] Per Falcon management.*

# Appendix A: Illustrative Falcon Cost of Equity Calculation

# Falcon Historical Beta

## Comparison of Peer Betas

## Last Two Years (As of August 6, 2018)


Beta
3.00
2.75
2.50
2.25
2.00
1.75
1.50
1.25
1.00
0.75
0.50
0.25
Undisturbed Beta: 2.14
1.56
1.49
1.33
1.23
0.78
0.59
0.39
Aug-2016
Dec-2016
Apr-2017
Aug-2017
Nov-2017
Mar-2018
Jul-2018
Falcon
Blackstone
KKR
Apollo
Carlyle
Oaktree
Ares

| | 2-yr Avg. | 1-yr Avg. | Undist. | Current |
|---|---|---|---|---|
| Falcon | 1.72 | 1.40 | 2.14 | 0.39 |
| Blackstone | 1.70 | 1.77 | 1.96 | 1.49 |
| KKR | 1.69 | 1.80 | 1.89 | 1.56 |
| Apollo | 1.35 | 1.49 | 1.63 | 1.33 |
| Carlyle | 1.66 | 1.51 | 1.86 | 1.23 |
| Oaktree | 0.84 | 0.79 | 1.04 | 0.59 |
| Ares | 0.99 | 1.07 | 1.24 | 0.78 |

*Source: Axioma. Calculated based on based on 2yr weekly average historical trading performance as of 06-Aug-2018.*
*Note: Undisturbed beta of 2.14 as of 16-Nov-2017 close prior to 17-Nov-2017 per Debtwire publication.*

# Illustrative Cost of Equity Analysis

## As of August 6, 2018

## ($ in millions)

**Cost of Equity Calculation: Approach 1 (Relevered Peer Median Beta)**

| Target Capital Structure (30-Jun-2018) | |
|---|---|
| Outstanding Debt (Senior Unsecured Debt) | $ 122.6 |
| Implied Equity Value[1] | 115.7 |
| Target Debt / Capital Ratio | 51.5 % |
| Target Equity / Capital Ratio | 48.5 |
| *Memo: Current Falcon Mgmt. Debt / Capital Ratio* | *41.0* |
| **Cost of Equity** | |
| **Risk-Free Rate (30-Year UST due 2037)[2]** | **3.02 %** |
| **Re-levered Peer Equity Beta (@ 51.5 % Debt / Cap.)** | **1.72** |
| **Equity Risk Premium (1957-2017)[3]** | **5.40 %** |
| **Cost of Equity** | **12.32 %** |

| | |
|---|---|
| **Median of Approach 1 & 2 Cost of Equity** | **13.48 %** |

**Cost of Equity Calculation: Approach 2 (Relevered Peer High Beta)**

| Target Capital Structure (30-Jun-2018) | |
|---|---|
| Outstanding Debt (Senior Unsecured Debt) | $ 122.6 |
| Implied Equity Value[1] | 115.7 |
| Target Debt / Capital Ratio | 51.5 % |
| Target Equity / Capital Ratio | 48.5 |
| *Memo: Current Falcon Mgmt. Debt / Capital Ratio* | *41.0* |
| **Cost of Equity** | |
| **Risk-Free Rate (30-Year UST due 2037)[2]** | **3.02 %** |
| **Re-levered Peer Equity Beta (@ 51.5 % Debt / Cap.)** | **2.15** |
| **Equity Risk Premium (1957-2017)[3]** | **5.40 %** |
| **Cost of Equity** | **14.63 %** |

*Source: Falcon historical financials per Falcon management, Falcon management, Axioma Betas, and Ibbotson*
*[1] Falcon estimates per Falcon management.*
*[2] 30 year US government bond yield with approximately 20 years left to maturity per Falcon management.*
*[3] United States ERP per Ibbotson Associates.*

# Comparison of Peer Beta and Capital Structure

## As of August 6, 2018

## ($ in millions)

| | Historical Equity Beta | Basic Market Cap | Debt | Equity / Cap | Debt / Cap | Tax Rate to Unlever Beta | Unlevered Historical Beta | Target Debt / Cap | Relevered Historical Beta |
|---|---|---|---|---|---|---|---|---|---|
| **Falcon** | 2.14 | $ 116[1] | $ 98 | 59.0 % | 41.0 % | 33.2 % | 1.68 | 51.5 % | 2.26 |
| **Alternative Asset Managers** | | | | | | | | | |
| Blackstone | 1.49 | $ 39,352 | $ 3,580 | 91.7 % | 8.3 % | 2.9 % | 1.41 | 51.5 % | 2.11 |
| KKR | 1.56 | 18,263 | 2,000 | 90.1 | 9.9 | 8.1 % | 1.46 | 51.5 | 2.15 |
| Apollo | 1.33 | 12,051 | 1,362 | 89.8 | 10.2 | 8.5 % | 1.25 | 51.5 | 1.84 |
| Carlyle | 1.23 | 7,275 | 1,574 | 82.2 | 17.8 | 11.0 % | 1.10 | 51.5 | 1.61 |
| Oaktree | 0.59 | 6,560 | 746 | 89.8 | 10.2 | 11.0 % | 0.55 | 51.5 | 0.81 |
| Ares | 0.78 | 5,098 | 616 | 89.2 | 10.8 | 20.5 % | 0.72 | 51.5 | 1.02 |
| **Overall Low** | **0.59** | | | **82.2 %** | **8.3 %** | | **0.55** | | **0.81** |
| **Overall Median** | **1.28** | | | **89.8** | **10.2** | | **1.18** | | **1.72** |
| **Overall Mean** | **1.16** | | | **88.8** | **11.2** | | **1.08** | | **1.59** |
| **Overall High** | **1.56** | | | **91.7** | **17.8** | | **1.46** | | **2.15** |

*Source: Falcon management, public filings for U.S. alternative asset managers, Axioma Historical Betas*
*Note: Current Falcon Debt and Debt / Cap represents net debt as of 30-Jun-2018 per Falcon management.*
*[1] Falcon estimates per Falcon management.*

# Appendix B: Illustrative Granite Cost of Equity Calculation

# Illustrative BDC Cost of Equity Analysis

## As of August 6, 2018

| | Equity Beta | | | Cost of Equity | |
|---|---|---|---|---|---|
| | 2Y Historical | Predicted | Debt / Equity | Historical | Predicted |
| **Externally Managed BDCs** | | | | | |
| Ares Capital Corporation | 0.45 | 0.81 | 0.69 x | 3.76 % | 6.82 % |
| Prospect Capital Corporation | 0.44 | 0.84 | 0.71 | 3.68 | 7.06 |
| Corporate Capital Trust, Inc. | NA | 0.88 | 0.64 | NA | 7.44 |
| FS Investment Corporation | 0.66 | 0.89 | 0.76 | 5.54 | 7.50 |
| Apollo Investment Corporation | 0.62 | 0.85 | 0.56 | 5.18 | 7.13 |
| TPG Specialty Lending, Inc. | 0.48 | 0.80 | 0.80 | 4.04 | 6.71 |
| Golub Capital BDC, Inc. | 0.39 | 0.75 | 0.86 | 3.31 | 6.32 |
| TCG BDC Inc. | 0.30 | 0.79 | 0.71 | 2.50 | 6.67 |
| New Mountain Finance Corporation | 0.43 | 0.84 | 0.94 | 3.59 | 7.03 |
| TCP Capital Corp. | 0.46 | 0.78 | 0.88 | 3.88 | 6.57 |
| Goldman Sachs BDC, Inc. | 0.60 | 0.85 | 0.72 | 5.02 | 7.13 |
| Oaktree Specialty Lending Corporation | 0.94 | 0.89 | 0.70 | 7.90 | 7.52 |
| PennantPark Floating Rate Capital Ltd. | 0.73 | 0.77 | 0.60 | 6.16 | 6.49 |
| PennantPark Investment Corporation | 0.37 | 0.84 | 0.76 | 3.16 | 7.08 |
| BlackRock Capital Investment Corporation | 0.87 | 0.82 | 0.56 | 7.30 | 6.93 |
| Gladstone Investment Corporation | 0.77 | 0.92 | 0.70 | 6.51 | 7.77 |
| Oxford Square Capital Corp. | 0.21 | 0.93 | 0.16 | 1.74 | 7.85 |
| Fidus Investment Corporation | 0.53 | 0.82 | 0.65 | 4.48 | 6.89 |
| Solar Senior Capital Ltd. | 0.43 | 0.75 | 0.52 | 3.59 | 6.28 |
| THL Credit, Inc. | 0.49 | 0.86 | 0.81 | 4.15 | 7.28 |
| Gladstone Capital Corporation | 0.35 | 0.72 | 0.77 | 2.93 | 6.07 |
| Stellus Capital Investment Corporation | 0.63 | 0.84 | 1.13 | 5.30 | 7.05 |
| External BDC Median | 0.48 | 0.84 | 0.71 x | 4.04 % | 7.04 % |
| **Internally Managed BDCs** | | | | | |
| Main Street Capital Corporation | 0.57 | 0.74 | 0.67 x | 4.82 % | 6.22 % |
| Hercules Capital, Inc. | 0.53 | 0.82 | 0.79 | 4.48 | 6.87 |
| Internal BDC Median | 0.55 | 0.78 | 0.73 x | 4.65 % | 6.54 % |
| **External & Internally Managed BDCs** | | | | | |
| Max | 0.94 | 0.93 | 1.13 x | 7.90 % | 7.85 % |
| 3rd Quartile | 0.62 | 0.85 | 0.79 | 5.24 | 7.17 |
| Median | 0.49 | 0.83 | 0.71 | 4.15 | 6.98 |
| 1st Quartile | 0.43 | 0.79 | 0.65 | 3.59 | 6.64 |
| Minimum | 0.21 | 0.72 | 0.16 | 1.74 | 6.07 |
| *Memo: Hawk Cost of Equity* | *0.62* | *0.90* | *1.14* | *5.21* | *7.58* |

*Source: Axioma Betas and Ibbotson*

*Note: Cost of Equity calculated as Risk Free Rate (30 year US government bond yield with approximately 20 years left to maturity) + Equity Risk Premium (United States ERP; source: Ibbotson Associates) * Equity Beta.*

# Appendix C: Falcon Debt Capitalization Table

Goldman Sachs

# Falcon Debt Capitalization Table
## ($ in millions)

| | 6/30/2018E Amount | xEBITDA Multiple | Maturity | Coupon | Seniority | Tranche Ratings | Comments / Δ of Control |
|---|---|---|---|---|---|---|---|
| **Debt Instruments** | | | | | | | |
| 2024 Notes[1] | $ 69.0 | 2.9 x | Jan-2024 | 7.250 % | Sr. Secured Debt | NA | No Δ of Control |
| 2026 Notes[1] | 53.6 | 2.3 | Aug-2026 | 6.875 | Sr. Secured Debt | NA | No Δ of Control |
| CNB Credit Agreement ($15mm Capacity) | 0.0 | 0.0 | Aug-2018 | Base Rate + 3.25% or Ad. LIBOR + 4.0% | Revolving Credit Facility | NA | Undrawn / Δ of Control |
| Total Debt[2] | $ 122.6 | 5.2 x | | | | | |

| | |
|---|---|
| LTM 30-Jun-2018 EBITDA | $ 23.5 |

*Source: Falcon management, Falcon estimates per Falcon management, Company filings*
*[1] Gross of unamortized discount per Falcon management. Senior notes are not rated per Falcon management.*
*[2] Excludes $9.0mm of non-recourse promissory notes that are collateralized by Granite shares and are expected to be paid down prior to the transaction per Falcon management.*

# Appendix D: Proposed Named Executives and Compensation

Goldman Sachs

# Proposed Named Executives and Compensation

**Pro Forma Granite Management**

| Position | Year 1 | Salary | % | Bonus | % | Stock Award | % | Other | % | Total |
|---|---|---|---|---|---|---|---|---|---|---|
| Chairman and CEO - Brook Taube | | $ 600,000 | 15.6% | $ 1,200,000 | 31.3% | $ 2,000,000 | 52.1% | $ 38,686 | 1.0% | $ 3,838,686 |
| Vice Chairman, Head of Strategy and Board Member - Seth Taube | | 480,000 | 21.2% | 600,000 | 26.4% | 1,150,000 | 50.7% | 39,195 | 1.7% | 2,269,195 |
| President - Jeffrey Tonkel | | 480,000 | 21.2% | 600,000 | 26.5% | 1,150,000 | 50.7% | 36,671 | 1.6% | 2,266,671 |
| CFO - Richard Allorto | | 360,000 | 21.2% | 450,000 | 26.5% | 850,000 | 50.0% | 38,605 | 2.3% | 1,698,605 |
| General Counsel - John Fredericks | | 360,000 | 21.2% | 450,000 | 26.5% | 850,000 | 50.0% | 39,832 | 2.3% | 1,699,832 |
| **Total Executive Compensation** | | **$ 2,280,000** | **19.4%** | **$ 3,300,000** | **28.0%** | **$ 6,000,000** | **51.0%** | **$ 192,989** | **1.6%** | **$ 11,772,989** |

**Pro Forma Granite Management / GAAP Expense**

| Position | Year 1 | Salary | % | Bonus | % | Stock Award | % | Other | % | Total |
|---|---|---|---|---|---|---|---|---|---|---|
| Chairman and CEO - Brook Taube | | $ 600,000 | 26.8% | $ 1,200,000 | 53.6% | $ 400,000 | 17.9% | $ 38,686 | 1.7% | $ 2,238,686 |
| Vice Chairman, Head of Strategy and Board Member - Seth Taube | | 480,000 | 35.6% | 600,000 | 44.5% | 230,000 | 17.0% | 39,195 | 2.9% | 1,349,195 |
| President - Jeffrey Tonkel | | 480,000 | 35.6% | 600,000 | 44.6% | 230,000 | 17.1% | 36,671 | 2.7% | 1,346,671 |
| CFO - Richard Allorto | | 360,000 | 35.3% | 450,000 | 44.2% | 170,000 | 16.7% | 38,605 | 3.8% | 1,018,605 |
| General Counsel - John Fredericks | | 360,000 | 35.3% | 450,000 | 44.1% | 170,000 | 16.7% | 39,832 | 3.9% | 1,019,832 |
| **Total Executive Compensation** | | **$ 2,280,000** | **32.7%** | **$ 3,300,000** | **47.3%** | **$ 1,200,000** | **17.2%** | **$ 192,989** | **2.8%** | **$ 6,972,989** |

*Source: Company filings, Falcon estimates per Falcon management*
*Note: Management team and board of Granite will be consistent with the wholly owned asset management entity per Falcon management. Remains a Manager of the SBIC as well as on the investment committee of Falcon Opportunity Fund II per Falcon management.*